Exhibit 99.2

Frontier Files Investor Presentation Detailing Significant Financial Benefits of Proposed Acquisition by Verizon

Verizon’s All-Cash Offer of $38.50 per Share Provides Highly Attractive Value to Frontier Stockholders

Frontier’s Board of Directors Strongly Recommends Stockholders Vote “FOR” the Proposed Acquisition by Verizon

DALLAS, Texas, October 25, 2024 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) today posted on its investor relations website and filed with the Securities and Exchange Commission an investor presentation detailing the significant value the proposed acquisition by Verizon Communications Inc. (NYSE, NASDAQ: VZ) (“Verizon”) creates for Frontier stockholders. The investor presentation is available on Frontier’s Investor Relations website.

Highlights from the presentation include:

•
Verizon’s best and final all-cash offer of $38.50 per share is highly attractive and creates significant value for stockholders, reflecting a 37% premium to Frontier’s pre-announcement price and a significant premium to all other measures of Frontier’s historical stock performance.

•	Frontier’s highly qualified Strategic Review Committee and Board of Directors led a robust and exhaustive process to evaluate its standalone plan and strategic options.
•	The Strategic Review Committee and Board unanimously and unequivocally believe the Verizon offer is in the best interests of stockholders and recommends stockholders vote “for” the transaction.

Superior Value for Frontier Stockholders

Verizon’s all-cash offer of $38.50 per share reflects a 66% premium to Frontier’s volume-weighted average share price over the past year, a 37% premium to its unaffected share price on September 3, 2024, and a 60% premium to when Frontier announced its strategic review process on February 5, 2024. The all-cash consideration provides certainty of value and immediate liquidity to Frontier stockholders at close. This price exceeded nearly all analyst price targets for Frontier prior to the deal, as well as the mid-points of the DCF valuations prepared in connection with the fairness opinions provided by PJT Partners and Barclays.

Comprehensive Board-Led Strategic Review Process

Frontier’s majority-independent Strategic Review Committee and Board of Directors thoroughly explored and evaluated multiple strategic alternatives including a sale, joint ventures, and remaining independent and executing towards Frontier’s standalone plan. The Board unanimously concluded that the transaction with Verizon is in the best interest of Frontier stockholders. The Strategic Review Committee and Board solicited interest from all logical potential parties, including four strategic and 13 financial parties. This deliberate and competitive process resulted in a 17% to 28% improvement in value from Verizon’s initial bid range and a significant premium to the only other bidder. This process resulted in an all-cash offer of $38.50, which represents a 54% improvement to the first indication of value received in November 2023. As a result of this robust process, the Board unanimously concluded that Verizon’s final offer of $38.50 per share presents superior value over all other potential paths, including Frontier’s ambitious standalone plan.

Transaction Addresses Sensitivities Inherent in Ambitious Standalone Plan

Over the last four years, Frontier has made remarkable progress in executing its ambitious strategy, expanding its fiber network and growing its fiber revenues. However, small changes in underlying value drivers can have a significant impact on the value of the company’s standalone plan. This proposed transaction with Verizon provides certainty against potential downside factors and sensitivities tied to Frontier’s ambitious standalone plan, including:

•	Negative cash flows through 2027 and high leverage; additional debt funding required to sustain Frontier’s fiber network build plan, which may not be available at attractive terms
•	Competition from cable and other broadband providers, including FTTH overbuilders, as well as increased competition from converged / bundled wireline and wireless offerings
•	Exposure to declining legacy services facing secular headwinds
•	Plan assumes status quo macroeconomic environment

Strategic Review Committee and Board Unanimously Believe that the Verizon Transaction is in the Best Interests of Stockholders

The Board has concluded through an exhaustive and competitive process that the Verizon transaction is in the best interests of Frontier stockholders. If the transaction is not approved, Frontier stockholders may face immediate loss of stockholder value with no assurance of equal or greater value in the future. Additionally, there are no assurances that Verizon or any other bidder will return with another offer.

The Board unanimously and unequivocally believes the Verizon transaction is in the best interests of stockholders and strongly recommends stockholders vote in favor of the transaction.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon. In connection with the proposed transaction, on October 7, 2024, Frontier filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations webpage at www.investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for Frontier will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that Frontier’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in Frontier’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in Frontier’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier does not intend, nor does it undertake any duty, to update any forward-looking statements.

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is included in Frontier’s definitive proxy statement relating to the proposed transactions, which was filed with the SEC on October 7, 2024. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.